                                                                    EXHIBIT 10.1

















                               ASSET PURCHASE AGREEMENT
                                    by and between
           Vista Medical Technologies, Inc., a California corporation, and
         American Surgical Technologies Corporation, a Delaware corporation,
                            Dated as of September 15, 1995

                                  TABLE OF CONTENTS



                                                                            Page

ARTICLE I

                        PURCHASE AND SALE OF ASSETS.........................  1
    Section 1.1  Description of Assets to be Acquired.......................  1
    Section 1.2  Excluded Assets............................................  2

ARTICLE II

                             ASSUMED LIABILITIES............................  3
    Section 2.1    Assumed Liabilities......................................  3
    Section 2.2    Liabilities Not Assumed..................................  3

ARTICLE III

                                  PURCHASE PRICE............................  3
    Section 3.1    Consideration............................................  3
    Section 3.2    Payment of Purchase Price................................  3
    Section 3.3    Offset...................................................  5

ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES...........................  6
    Section 4.1    Representations and Warranties of Seller.................  6
           (a)     Organization of Seller...................................  6
           (b)     Authorization of Seller..................................  7
           (c)     Financial Information....................................  7
           (d)     Returns..................................................  7
           (e)     Absence of Certain Changes and Events....................  7
           (f)     Undisclosed Liabilities..................................  8
           (g)     Inventory................................................  8
           (h)     Taxes....................................................  8
           (i)     Compliance With Law......................................  9
           (j)     Governmental Consents....................................  9
           (k)     Proprietary Rights.......................................  9
           (l)     Contracts and Commitments................................ 10
           (m)     Title to the Assets...................................... 11
           (n)     Litigation............................................... 11
           (o)     No Conflict or Default................................... 11

           (p)     Brokers' and Finders' Fees............................... 11
           (q)     Customers................................................ 11
           (r)     Books and Records........................................ 12
           (s)     Complete Disclosure...................................... 12
           (t)     Limitation............................................... 12
           (u)     Experience............................................... 12
           (v)     Investment............................................... 12
           (w)     Rule 144................................................. 12
           (x)     No-Public Market......................................... 13
    Section 4.2    Representations and Warranties of Purchaser.............. 13
           (a)     Organization of Purchaser................................ 13
           (b)     Authorization of Purchaser............................... 13
           (c)     Financial Information.................................... 13
           (d)     Capitalization........................................... 13
           (e)     Governmental Consents.................................... 14
           (f)     Litigation............................................... 14
           (g)     No Conflict or Default................................... 14
           (h)     Brokers' and Finders' Fees............................... 15
           (i)     Complete Disclosure...................................... 15
           (j)     Financing................................................ 15

ARTICLE V

                                  COVENANTS................................. 15
    Section 5.1    Covenants Against Disclosure............................. 15
    Section 5.2    Maintenance of Business.................................. 15
    Section 5.3    Access to Information.................................... 16
    Section 5.4    Other Discussions........................................ 17
    Section 5.5    Certain health benefits; COBRA........................... 17
    Section 5.6    Novations................................................ 17
    Section 5.7    Post Closing Transactions................................ 17
    Section 5.8    Sales and Transfer Taxes................................. 18
    Section 5.9    Tax Returns.............................................. 18
    Section 5.10   Employee Benefit Plans................................... 18
    Section 5.11   Representations of Distributees.......................... 18
    Section 5.12   Indemnification.......................................... 18
    Section 5.13   Sales of 3D Scope Systems................................ 19

ARTICLE VI

                                  CLOSING................................... 19
    Section 6.1    Time of Closing.......................................... 19
    Section 6.2    Deliveries by Seller..................................... 19
    Section 6.3    Deliveries by Purchaser.................................. 20


                                         ii.

    Section 6.4    Further Assurances....................................... 20

ARTICLE VII

                   CONDITIONS PRECEDENT TO OBLIGATIONS...................... 20
    Section 7.1    Conditions to Obligations of Purchaser................... 20
           (a)     Representations and Warranties........................... 20
           (b)     Performance of Agreement................................. 20
           (c)     No Material Adverse Change............................... 21
           (d)     Absence of Governmental or Other Objection............... 21
           (e)     Approval of Documentation................................ 21
           (f)     McKinley Consent and Release.  .......................... 21
           (g)     Bulk Sales............................................... 21
           (h)     Tax Lien Waivers......................................... 21
    Section 7.2    Conditions to Obligations of Seller...................... 21
           (a)     Representations and Warranties........................... 21
           (b)     Performance of Agreement................................. 21
           (c)     Absence of Governmental or Other Objection............... 22
           (d)     Approval of Documentation................................ 22
           (e)     Purchase Price........................................... 22
           (f)     Instrument of Bill of Sale, Assignment and Assumption of
                   Liabilities Agreement.................................... 22
           (g)     Investors Rights Agreement............................... 22

ARTICLE VIII

                        MISCELLANEOUS PROVISIONS............................ 22
    Section 8.1    Notice................................................... 22
    Section 8.2    Entire Agreement......................................... 23
    Section 8.3    Binding Effect; Assignment............................... 23
    Section 8.4    Expenses of Transaction; Taxes........................... 23
    Section 8.5    Waiver; Consent.......................................... 23
    Section 8.6    Counterparts............................................. 23
    Section 8.7    Severability............................................. 23
    Section 8.8    Absence of Third Party Beneficiary Rights................ 24
    Section 8.9    Attorneys' Fees.......................................... 24
    Section 8.10   Cooperation and Records Retention........................ 24
    Section 8.11   Termination.............................................. 24
    Section 8.12   Expense Reimbursement; .................................. 25
    Section 8.13   Governing Law ........................................... 26



                                         iii.

SCHEDULES

 1.1(a)  List of Related Property
 1.1(b)  List of Inventory
 1.1(c)  List of Contracts
 1.1(d)  List of Permits
 1.1(e)  List of Proprietary Rights
 1.1(j)  List of Other Assets
 1.2     List of Excluded Assets
 4.1(d)  Returns
 4.1(k)  Proprietary Rights Not Exclusively Owned
 4.1(m)  List of Encumbered Assets
 4.1(n)  List of Litigation
 4.1(q)  List of Customers



                                         iv.

                               ASSET PURCHASE AGREEMENT



         THIS AGREEMENT is dated as of September 15, 1995 by and between Vista Medical Technologies, Inc., a California corporation ("Purchaser"), and American Surgical Technologies Corporation, a Delaware corporation ("Seller").

         WHEREAS, Seller is engaged in the business of designing, developing, marketing, and supporting stereoscopic endoscopes (the "Business"); and

         WHEREAS, Purchaser desires to acquire from Seller and Seller desires to transfer to Purchaser, all or substantially all of the properties, assets, and rights of Seller related to the Business, and to assume certain specified liabilities of Seller, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                      ARTICLE I

                             PURCHASE AND SALE OF ASSETS

         SECTION 1.1 DESCRIPTION OF ASSETS TO BE ACQUIRED. Upon the terms and subject to the conditions set forth in this Agreement, at the Time of Closing (as defined in Section 6.1 hereof), Seller agrees to convey, sell, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all right, title, and interest of Seller at the Time of Closing in and to certain assets, properties, and rights related to the Business, as follows:

              (a) All machinery, equipment, software and quality assurance equipment (the "Related Property") listed on Schedule 1.1(a) hereto;

              (b) All inventory owned by Seller related to the Business (whether located on the premises of the facilities leased by Seller in Chelmsford, Massachusetts, in transit to or from such premises, in other storage or warehouse facilities, or otherwise) including, without limitation, raw materials, work-in-progress, finished goods and supplies that are listed on
Schedule 1.1(b) hereto (the "Inventory");

              (c) All claims and rights under all agreements, contracts, contract rights, licenses, purchase and sale orders, quotations, and other executory commitments associated with the Business (collectively, the "Contracts"), that are listed on Schedule


                                          1.

1.1(c) hereto including the "Contracts Requiring Novation or Consents to Assignment" as such phrase is defined in Section 4.1(l)(C) hereof;

              (d) All claims and rights under all franchises, licenses, permits, consents, authorizations, certificates and approvals (collectively referred to herein as "Permits") of any federal, state, or local regulatory, administrative, or other governmental agency or body issued to or held by Seller which are necessary, related or incidental to the Business, that are listed on
Schedule 1.1(d) hereto;

              (e) All rights, title and interest to patents, trademarks, patent applications, trademark rights, trade secrets, information, proprietary rights, license rights, service marks, inventions, tradenames, copyrights, processes, technical information, software, licenses, designs and confidentiality agreements, logos, and customer and supplier lists related to the Business, together with the goodwill associated therewith (collectively, the "Proprietary Rights"), that are listed on Schedule 1.1(e) hereto;

              (f) Original sales invoices and purchase orders and all other records of Seller relating to the Assets; provided that, from and after the Time of Closing, Purchaser shall make all such documents available for Seller's inspection, at Seller's expense, during Purchaser's normal business hours;

              (g) All rights, if any, under express or implied warranties from suppliers and vendors of Seller which are related to the Business to the extent such rights are assignable;

              (h) All of Seller's causes of action, judgments, and claims or demands of whatever kind or description arising out of or relating to the Business other than those arising under this Agreement;

              (i)  All goodwill associated with the Business (the "Goodwill");
and

              (j) Such other properties or assets ("Other Assets") that are listed on Schedule 1.1(j) hereto.

         The assets, properties, and rights to be conveyed, sold, transferred, assigned, and delivered to Purchaser pursuant to this Section 1.1 are sometimes hereinafter collectively referred to as the "Assets".

         SECTION 1.2  EXCLUDED ASSETS.  Notwithstanding the provisions of
Section 1.1 hereof, the Assets to be transferred to Purchaser pursuant to this Agreement shall not include assets listed on Schedule 1.2 hereof (collectively, the "Excluded Assets").


                                          2.

                                      ARTICLE II

                                 ASSUMED LIABILITIES

         SECTION 2.1 ASSUMED LIABILITIES. Subject to Section 2.2 hereof, Purchaser hereby agrees at the Time of Closing to assume, satisfy or perform when due those liabilities and obligations of Seller arising after the Time of Closing under the Contracts and Permits. The liabilities assumed hereunder by the Purchaser are hereinafter called the "Assumed Liabilities".

         SECTION 2.2 LIABILITIES NOT ASSUMED. Other than the Assumed Liabilities, Purchaser shall not assume, nor shall Purchaser or any affiliate of Purchaser, be deemed to have assumed or guaranteed, any other liability or obligation of any nature of Seller, or claims of such liability or obligation, whether accrued, matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown arising out of (i) acts or occurrences, or related to any of the Assets, prior to the Time of Closing, (ii) any of Seller's products sold by Seller prior to the Time of Closing, or (iii) any other liability or obligation of Seller (collectively, the "Unassumed Liabilities"). In the event Purchaser is deemed responsible for any Unassumed Liabilities, Seller shall indemnify Purchaser pursuant to Section 5.15 of this Agreement from and against all losses incurred by Purchaser in satisfying such liabilities or obligations.

                                     ARTICLE III

                                    PURCHASE PRICE

         SECTION 3.1 CONSIDERATION. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Assets to be given by Seller and in full payment therefor, Purchaser will pay, or cause to be paid, the purchase price set forth in Section 3.2 hereof to Seller, subject to adjustment in accordance with the provisions set forth herein, and Purchaser will assume all of the Assumed Liabilities.

         SECTION 3.2 PAYMENT OF PURCHASE PRICE. The consideration ("Purchase Price") to be paid by Purchaser to Seller for the Business and the other forms of consideration to be given by Seller shall be:

              (a) (i) One Hundred Fifty Four Thousand Five Hundred Eighty One (154,581) shares of Purchaser's Non-Voting Series A-3 Preferred Stock (the "Shares") and (ii) $25,000 payable by check or wire transfer. The $25,000 payable pursuant to this Section 3.2(a)(ii) shall be credited as $30,000 against any amounts owed to Seller or its assignees pursuant to Section 3.2(b) below;


                                          3.

              (b) (i) Fifty percent (50%) of the net revenues from the sale by Purchaser of up to twenty (20) of Seller's 3D Scope Systems or components thereof or (ii) Fifty percent (50%) of the net revenues from all sales by Purchaser of Seller's 3D Scope Systems or components thereof made prior to
December 3, 1996, whichever shall occur first.    The net revenue calculation
shall be based on the cash receipts by Purchaser for the sale of Seller's 3D Scope Systems constructed primarily from Inventory or sales of components, less
(i) Purchaser's documented costs in placing such 3D Scope Systems or components into salable condition, calculated in accordance with generally accepted accounting procedures and consistent with Purchaser's existing business practices, and (ii) that portion of the sales proceeds of 3D Scope Systems or components thereof placed in the Warranty Withholding Account (as defined below). Purchaser shall be entitled to withhold from Seller or its assignees an amount equal to 10% of the sales proceeds of each 3D Scope System or component to cover warranty costs (the "Warranty Withholding Account"), subject to disbursement to Seller or its assignees in accordance with Section 3.2(c) (ii) below. Purchaser shall be entitled to reimburse itself from the Warranty Withholding Account for any warranty costs incurred by Purchaser in connection with the 3D Scope Systems or components. In the event of Seller's dissolution, Seller may assign its rights under this Section 3.2(b) and shall deliver to Purchaser a certificate signed by Seller's chief executive officer setting forth the name and address of any such assignee and the percentage of any such sums distributed to which such assignee is entitled; provided, however, that any such assignee must agree to be subject to Section 3.3 below.

              (c) (i) Purchaser shall disburse to Seller or its assignees any sums owed pursuant to Section 3.2(b)(i) or (ii), on a quarterly basis within 30 days of the end of Purchaser's quarterly accounting period; and

                   (ii) Purchaser shall disburse sums from the Warranty Withholding Account to Seller or its assignees as the applicable warranty period for each 3D Scope System lapses less any documented warranty costs incurred in connection with 3D Scope Systems (1) constructed primarily from Inventory, and
(2) sold by Seller prior to the Time of Closing.

              (d) Seller or, in the event of Seller's liquidation and dissolution, each of the distributees of Seller's remaining assets ("Distributees"), may elect to receive any sums owed pursuant to Section 3.2(b) in the form of shares of Purchaser's Non-Voting Series A-3 Preferred Stock by delivering to Purchaser within 10 days of the end of Purchaser's quarterly accounting period notice of such election; provided that, such election may be conditioned upon the determination of the Fair Market Value of the Non-Voting Series A-3 Preferred Stock, as provided below. The number of shares to be delivered to Seller (or such Distributees) shall be the quotient obtained by dividing (i) the product of the cash amount payable to such Stockholder multiplied by 1.33, by (ii) the Fair Market Value of Purchaser's preferred stock, and rounding such quotient to the nearest whole share. The Fair Market Value of Purchaser's preferred stock shall be as


                                          4.

determined in good faith by Purchaser's board of directors, but in no event shall it be less than the price per share received by Purchaser in its latest round of equity financing. If Seller or its Distributees holding a majority in interest of the Non-Voting Series A-3 Preferred Stock to be distributed pursuant to this Section 3.2(d) shall disagree with the Purchaser's determination of the Fair Market Value of the Non-Voting Series A-3 Preferred Stock, then Purchaser and Seller or such Distributees, as the case may be, shall appoint an independent third-party appraiser to determine the Fair Market Value of the Series A-3 Preferred Stock. Any such sums paid in shares of preferred stock shall be subject to the receipt by Purchaser from Seller or its assignees of the representations and warranties contained in Sections 4.1(w) through 4.1(z).

              (e) Any or all of the Assets may be transferred to the Purchaser to be held in escrow pending the Time of Closing; provided, however, that Purchaser shall not be liable for any damage of loss to any of such Assets except as may result from Purchaser's own negligence.

         SECTION 3.3 OFFSET. (a) Any payments to be made to Seller pursuant to Section 3.2(b) shall be subject to offset, and shall be accordingly reduced to the extent of any payments made by Purchaser in connection with any and all actions, causes of action, claims, demands, costs, liabilities, expenses, and damages incurred by Purchaser (collectively, "Damages") arising out of or related to the actual breach of any representation or warranty or the nonperformance of any of Seller's covenants or agreements contained in this Agreement or any assertion against Purchaser by any third party of any debt, liability, obligation, or commitment of Seller not otherwise assumed by Purchaser under this Agreement for which Purchaser becomes liable.

         (b) Upon receipt by Seller, or its designated representative, of a certificate signed by any officer of Purchaser (an "Officer's Certificate"):

                   (i)  stating that Damages exist, and

                   (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related,

Purchaser shall be entitled, subject to the provisions of Section 3.4(c) hereof, to withhold from Seller without any liability therefor, an amount equal to the value of such Damages.

           (c)   (i)    Seller, or its designated representative, shall have
thirty (30) days from the date of mailing to Seller of any such Officer's Certificate to make written objection to Purchaser of the nature and amount of any such Damages. In the event Seller shall so object, Purchaser shall have thirty (30) days to respond in writing to the


                                          5.

objection of Seller. If after such thirty (30) day period there remains a dispute as to any claims, Seller and Purchaser shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Purchaser and Seller shall be entitled to rely on any such memorandum and act in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Purchaser or Seller may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Purchaser and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Section 3.4, Purchaser shall be entitled to act in accordance with such decision and make or withhold payments to Seller in accordance therewith.

              (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Diego County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 3.4(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Purchaser shall be deemed to be the Non-Prevailing Party unless the arbitrators award Purchaser more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, Seller shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including with limitation, attorneys' fees and costs, incurred by the other party to the arbitration.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser that:

              (a) ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite power and authority to own and operate the Business in the places where the Business is now conducted and to directly own, lease, and operate the Assets.


                                          6.

Seller is duly qualified or licensed to do business as a corporation in each of the jurisdictions in which the nature of the Business or location of properties related to the Business requires such qualification or licensing and where the failure to be so qualified would have a material adverse effect on the Business.

              (b) AUTHORIZATION OF SELLER. Seller has full power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, including, without limitation, the execution and delivery of this Agreement, bills of sale, assignments and assumptions, novations and other instruments evidencing the conveyance of the Assets or delivered in accordance with Section 6.2 hereunder (the "Closing Documents"). Seller has taken all necessary and appropriate corporate action, including obtaining all necessary board and shareholder consents, with respect to the execution and delivery of this Agreement and the Closing Documents. This Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights and remedies of creditors and subject to the general principles of equity.

              (c) FINANCIAL INFORMATION. Seller has delivered to Purchaser its audited balance sheets and related statements of operations and cash flows of the Seller at and for the fiscal year ended March 3, 1994 and unaudited balance sheets and related statements of operations at and for the period ended May 3, 1995 of the Business (collectively, the "Financial Statements"). Each Financial Statement is complete and correct in all material respects and has been or will be as of the Time of Closing, prepared on a consistent basis throughout the periods indicated and with each other and prepared in accordance with generally accepted accounting principles ("GAAP") (except that the interim statements (i) are prepared in a manner including all material adjustments, consisting only of normal recurring accruals necessary for a fair presentation of the results for these periods, (ii) are not necessarily indicative of the results for the full fiscal year and (iii) are unaudited and do not include footnotes). The Financial Statements fairly describe the financial condition and operating results of Seller as of the dates, and for the periods, indicated therein.

              (d) RETURNS. Except as set forth on Schedule 4.1(d) Seller has not had any of its products related to the Business returned by a purchaser or user thereof, other than for minor, nonrecurring warranty problems. Seller is not aware of any (i) pending warranty claims for such products, (ii) right to return such products (other than units under customary evaluation terms), or
(iii) evaluation units expected to be returned after their evaluation period.

              (e) ABSENCE OF CERTAIN CHANGES AND EVENTS. Since May 3, 1995, there has not been:


                                          7.

                     (i) Any material adverse change in the assets or liabilities of Seller;

                    (ii) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of the Assets other than pursuant to this Agreement;

                   (iii) Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any material Contract relating to or affecting the Business, the Assets, or the Assumed Liabilities, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of Business;

                    (iv) Any borrowing or lending of money by Seller, including to or from its shareholders, but excluding for this purpose sales made on ordinary trade terms; or

                     (v) Any other event or condition of any character that has had a material adverse effect, or may reasonably be expected to have a material adverse effect, on the Assets or the Business.

              (f) UNDISCLOSED LIABILITIES. There are no debts, claims, liabilities, or obligations with respect to the Business (except as incurred in the ordinary course of business since the date of the Financial Statements) or to which the Assets are subject, liquidated, unliquidated, accrued, absolute, contingent, or otherwise, that are not identified in the Financial Statements.

              (g)  INVENTORY.    Schedule 1.1(b) hereto lists all of Seller's
inventory other than excess, unused or obsolete items. All items included in the Inventory are the property of Seller and, as of the Time of Closing, are free and clear of any mortgage, pledge, lien, security interest or other encumbrance.

              (h) TAXES. Seller has completed and duly filed (or has received an extension of time to file and will complete and file in such extended time) in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all Tax (as hereinafter defined) returns and reports required to be filed; all of such returns and reports are accurate and complete; and Seller has paid in full or made adequate provisions on its financial statements for all Taxes, assessments or deficiencies shown to be due on such Tax returns and reports or claimed to be due by any taxing authority or otherwise due or owing. Seller has made all payments of estimated income Tax through the date hereof and all withholdings of Tax required to be made under all applicable United States, foreign, state and local tax laws and regulations, and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of such company. The Assets are not subject to any liens for Taxes, except liens for current


                                          8.

Taxes not yet due. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any current or former employee of the Business that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

                   For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

              (i) COMPLIANCE WITH LAW. Seller has complied and is in compliance in all material respects with all applicable federal, state, and, to the best of Seller's knowledge, local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions applicable to the Business. There is no order issued, investigation, or proceeding pending or, to the best of Seller's knowledge, threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal, state, local, or foreign court or governmental or regulatory agency or instrumentality applicable to the Business.

              (j) GOVERNMENTAL CONSENTS. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with any federal, state, local, or provincial governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated hereunder.

              (k)  PROPRIETARY RIGHTS.   Set forth on Schedule 1.1(e) hereto is
a complete and accurate list and brief description of all Proprietary Rights owned or held by Seller used in the Business. Except as set forth on Schedule 4.1(k), Seller has complete and undisputed title and ownership of or adequate rights (license or otherwise) to utilize all Proprietary Rights necessary for or used in the Business, without any conflict with or infringement of the rights of others.

              Except as set forth on Schedule 4.1(k), there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the


                                          9.

proprietary rights of any other person or entity. Seller has not received any communications nor is it aware of any entity alleging that Seller has violated or, by conducting the Business as currently conducted, would violate any proprietary rights of any other person or entity. Seller is not aware that any of its employees or consultants associated with the Business is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Seller or that would conflict with the Business as now conducted. Neither the execution nor delivery of this Agreement nor the carrying on of the Business by its employees or consultants will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument of which Seller is aware under which any of such employees or consultants or Seller is now obligated.

              Schedule 1.1(e) also indicates all patents, patent applications, trademarks (registered or unregistered), licenses and, independent contractor or consulting agreements and any other Proprietary Rights that require a consent or waiver to consummate the transactions contemplated in this Agreement. Except as set forth on Schedule 1.1(e), all of Seller's license agreements with respect to its Proprietary Rights are in writing and evidence legitimate ownership of such rights in Seller.

              (l)  CONTRACTS AND COMMITMENTS.

                   (A) There is set forth on Schedule 1.1(c) a list of all outstanding contracts, setting forth the parties and the dates, including expiration dates, thereto which relate to the Business, whether or not in writing, to which Seller is a party or to which any of the Assets are subject.

                   (B) Seller has performed all of its obligations under the terms of each Contract and is not in default thereunder. No event or omission has occurred which but for the giving of notice or lapse of time or both would constitute a default by any party thereto under any such Contract, where such default by any party could have a material adverse effect on the Business or the Assets. Each such Contract is valid and binding on all parties thereto and in full force and effect. Seller has received no notice of default, cancellation, or termination in connection with any such Contract.

                   (C) Schedule 1.1(c) lists all Contracts, under the heading "Contracts Requiring Novation or Consent to Assignment," that require a novation or consent to assignment, as the case may be, prior to the Time of Closing so that Purchaser shall be made a party in place of Seller or as assignee (the "Contracts Requiring Novation or Consent to Assignment"). Such list is complete, accurate and includes every Contract which, if no novation occurs to make Purchaser a party thereto or if no consent to assignment is obtained, would have a material adverse effect on


                                         10.

Purchaser's ability to operate the Business in the same manner as the Business was operated by Seller prior to the Time of Closing.


              (m)  TITLE TO THE ASSETS.

                   (A) Except as set forth on Schedule 4.1(m) attached hereto and except for Permitted Encumbrances, Seller has good and marketable title to the Assets free and clear of any pledges, liens, encumbrances, security interests, equities, charges, and restrictions of any nature whatsoever (collectively, the "Liens"). The term "Permitted Encumbrances" shall mean (a) Liens for current taxes not due and payable and (b) Liens reflected in the Financial Statements. Any and all Liens set forth on Schedule 4.1(m), with the exception of Permitted Encumbrances, shall be terminated as of the Time of Closing, and Seller shall transfer the Assets to Purchaser free and clear of all such Liens.

                   (B) By virtue of the deliveries made at the Closing, Purchaser will obtain good and marketable title to the Assets, free and clear of all Liens except for Permitted Encumbrances.

              (n) LITIGATION. Except as set forth on Schedule 4.1(n), there is no claim, litigation, action, suit, or proceeding, administrative or judicial, pending or, to Seller's knowledge, threatened against Seller relating to the Business, or involving the Assets, at law or in equity, before any federal, state, local, or foreign court, or regulatory agency, or other governmental authority, including, without limitation, any unfair labor practice or grievance proceedings or otherwise.

              (o) NO CONFLICT OR DEFAULT. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof, including without limitation, the consummation of the transactions contemplated hereby, will violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of Seller's Certificate of Incorporation or Bylaws, or, subject to obtaining the consents described in Section 5.7 below, of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which Seller is a party or by which it or any of the Assets are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

              (p) BROKERS' AND FINDERS' FEES. Seller is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby.

              (q) CUSTOMERS. Schedule 4.1(q) attached hereto lists all customers of the Business since the date of Seller's incorporation. Prior to the Time of


                                         11.

Closing, Seller shall furnish Purchaser with complete and accurate copies or descriptions of all current agreements with such customers.

              (r) BOOKS AND RECORDS. The books and records of Seller to which Purchaser and its accountants and attorneys have been given access are the true books and records of Seller and, to the best of Seller's knowledge, truly and fairly reflect the underlying facts and transactions in all material respects.

              (s) COMPLETE DISCLOSURE. No representation or warranty by Seller in this Agreement, and no exhibit, schedule, statement, certificate, or other writing furnished to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein in the context in which they were made not misleading.

              (t) LIMITATION. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, NO REPRESENTATION OR WARRANTY WHATSOEVER IS MADE BY SELLER AND SELLER HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES IMPLIED AS TO THE CONDITION, VALUE OR QUALITY OF THE ASSETS AND SPECIFICALLY DISCLAIMS WITH RESPECT TO THE ASSETS ANY REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY, USAGE OR FITNESS FOR ANY PARTICULAR PURPOSE.

              (u) EXPERIENCE. Seller has, either individually or through the personal experience of one or more of its current officers or directors, experience in evaluating and investing in start-up companies.

              (v) INVESTMENT. Seller is acquiring the Shares (and any Common Stock issuable upon conversion of the Shares) for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof (other than to the Distributees as contemplated by Section 6.3(a) hereof). Seller understands that the Shares (and any Common Stock issuable upon conversation of the Shares) to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends, upon, among other things, the bona fide nature of the investment intent as expressed herein.

              (w) RULE 144. Seller acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about Purchaser, the resale occurring not less than two years after a party


                                         12.

has purchased and paid for the securities to be sold, the sale being through a "brokers transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f) and the number of shares being sold during any three-month period not exceeding specified limitation. Seller is aware that the condition for resale set forth in Rule 144 have not been satisfied and that Purchaser has no plan to satisfy these conditions in the foreseeable future.

              (x) NO-PUBLIC MARKET. Seller understands that no public market now exists for the Shares and that a public market may never develop for the Shares.

         SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that:

              (a) ORGANIZATION OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to own and operate its business.

              (b) AUTHORIZATION OF PURCHASER. Purchaser has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the execution and delivery of this Agreement. Purchaser has taken all necessary and appropriate corporate action, including obtaining all necessary board consents, with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and subject to general principles of equity.

              (c) FINANCIAL INFORMATION. Purchaser has delivered to Seller its audited balance sheets and related statements of operations and cash flows at and for the fiscal year ended December 3, 1994 and unaudited balance sheets and related statements of operations at and for the period ended July 1, 1995. Each financial statement is complete and correct in all material respects and has been or will be as of the Time of Closing, prepared on a consistent basis throughout the periods indicated and with each other and prepared in accordance with generally accepted accounting principles ("GAAP") (except that the interim statements (i) are prepared in a manner including all material adjustments, consisting only of normal recurring accruals necessary for a fair presentation of the results for these periods, (ii) are not necessarily indicative of the results for the full fiscal year and (iii) are unaudited and do not include footnotes). The financial statements fairly describe the financial condition and operating results of Purchaser as of the dates, and for the periods, indicated therein.

              (d) CAPITALIZATION. The authorized capital of Purchaser consists, or will consist immediately prior to the Time of Closing, of 25,000,000 shares of Common Stock, of which 1000 shares are issued and outstanding, and 18,000,000 shares


                                         13.

of Preferred Stock, of which 8,300,000 are designated Series A-1 Preferred Stock, 8,094,340 of which are issued and outstanding, 8,300,000 are designated Series A-2 Preferred Stock, none of which are issued and outstanding, 500,000 are designated Series A-3 Preferred Stock, none of which are issued and outstanding prior to the Time of Closing, and 500,000 are designated Series A-4 Preferred Stock, none of which are issued and outstanding. No other shares of capital stock or other securities of Purchaser are outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are filly paid and nonassessable and have been offered, issued , sold and delivered by Purchaser in compliance with applicable federal and state securities laws. The Shares have the rights, preferences and privileges set forth in the Restated Articles. Purchaser has reserved 896,208 shares of its Common Stock (the "Reserved Shares") for issuance pursuant to Purchaser's 1995 Stock Plan, 469,513 shares of which are subject to outstanding options and 426,695 shares of which are available for future grants under such plan.

              (e) GOVERNMENTAL CONSENTS. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with any federal, state, local or provincial governmental authority on the part of Purchaser is required in connection with the consummation of the transactions contemplated hereunder other than under the blue sky laws of the states of California and Massachusetts and the bulk sales of the state of Massachusetts.

              (f) LITIGATION. There is no claim, litigation, action, suit or proceeding, administrative or judicial, pending or, to Purchaser's knowledge, threatened against Purchaser relating to this Agreement or the transactions contemplated hereunder, at law or in equity, before any federal, state, local or foreign court, or regulatory agency, or other governmental authority, which could result in the institution of legal proceedings to prohibit or restrain the consummation or performance of this Agreement or the transactions contemplated hereby or claim damages as a result of this Agreement or the transactions contemplated hereby.

              (g) NO CONFLICT OR DEFAULT. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof, including, without limitation, the consummation of the transactions contemplated hereby, will violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of Purchaser's Articles of Incorporation or Bylaws, or of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which Purchaser is a party or by which it is or may be bound, or constitute a default (or an event which, with the lapse of time or the giving or notice, or both, would constitute a default) thereunder.


                                         14.

              (h) BROKERS' AND FINDERS' FEES. Purchaser is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby.

              (i) COMPLETE DISCLOSURE. No representation or warranty by Purchaser in this Agreement, and no exhibit, schedule, statement, certificate, or other writing furnished to Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein in the context in which they were made not misleading.

              (j) FINANCING. Purchaser entered into a Series A-1 Preferred Stock Purchase Agreement, dated July 27, 1995, pursuant to which Purchaser agreed to issue and sell an aggregate of 8,094,340 shares of Series A-1 Preferred Stock for an aggregate purchase price of $10,725,000.52

                                      ARTICLE V

                                      COVENANTS

         SECTION 5.1 COVENANTS AGAINST DISCLOSURE. Until the Time of Closing, no party or its affiliates shall disseminate any press release or announcement or otherwise make any disclosure to third parties concerning the transactions contemplated by this Agreement and Purchaser will not make any disclosures to third parties, excluding the announcement of this Agreement, that could be reasonably expected to damage the Business or products of Seller without the prior consent of Seller and Purchaser, except as, in the reasonable opinion of a party, required by law.

         SECTION 5.2 MAINTENANCE OF BUSINESS. Except as otherwise required to perform its obligations under this Agreement, during the period from the date hereof through the Time of Closing, Seller shall carry on and use its reasonable efforts to preserve the Assets in substantially the same manner as Seller did prior to the date hereof. Seller shall not, without the prior written consent of
Purchaser:

              (a) (i) Enter into any commitment or transaction not in the ordinary course of business to purchase fixed assets with an aggregate purchase price exceeding $5,000, or (ii) sell or commit to sell any products with an aggregate purchase price greater than $5,000;

              (b) Transfer to any person or entity any rights to Seller's Proprietary Rights;


                                         15.

              (c) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or other similar rights of any type or scope with respect to any products of Seller;

              (d) Amend or otherwise modify the terms of any material Contract;

              (e) Commence a lawsuit other than for the routine collection of bills, to protect assets of Seller or for breach of this Agreement;

              (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than the purchase of inventory in the ordinary course of business) which are material, individually or in the aggregate, to Seller;

              (g) Sell, lease, license, encumber or otherwise dispose of any of the Assets;

              (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

              (i) Engage in any activities or transactions that are outside the ordinary course of its business;

              (j) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

              (k) Waive or commit to waive any right insofar as any such right is included in the Assets or the Assumed Liabilities;

              (l) Take, or agree in writing or otherwise to take, any of the actions described in subsections (a) through (k) above.

         SECTION 5.3 ACCESS TO INFORMATION. Seller shall give Purchaser and its Representatives (as such term is defined below) full access, during normal Business hours, to all of the properties, books, contracts, commitments, and records relating to the Business and the Assets, provided that such access shall not unreasonably interfere with the normal operations of the Business, and Seller will furnish to Purchaser and its officers, directors, employees, agents or representatives (collectively, "Representatives") during such period all such information concerning the Business or the Assets as Purchaser may reasonably request; provided, that any furnishing of such information


                                         16.

pursuant hereto or any investigation by Purchaser shall not affect Purchaser's right to rely on the representations, warranties, agreements and covenants made by Seller in this Agreement. All requests for permissions under this Section
5.3 shall be made by Purchaser through an individual designated for the purpose by Seller.

         SECTION 5.4 OTHER DISCUSSIONS. Unless and until the earlier of (A) this Agreement having been terminated by mutual consent or by either party pursuant to Section 8.11 hereof or (B) September 29, 1995 Seller shall not, directly or indirectly, through any officer, director, affiliate, agent or otherwise solicit, initiate, or encourage any proposals or offers from any third party relating to any possible acquisition of Seller or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) (an "Alternative Acquisition"), or contract for or engage in any sale of equity interests in Seller (other than pursuant to the exercise of outstanding options or warrants) (an "Equity Transaction"); nor will Seller participate in any negotiations regarding or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person to do or seek any Alternative Acquisition or Equity Transaction. Seller shall immediately cease and cause to be terminated any such contacts or negotiations with third parties and shall immediately notify Purchaser of all inquiries related to an Alternative Transaction or Equity Transaction Seller receives after the date hereof and prior to September 29, 1995. Other than as contemplated under this Agreement, disclosure by Seller of the terms of this Agreement shall be a violation of this
Section 5.4; provided, however, that disclosure by Seller of the prohibitions of this Section 5.4 to a third party in response to an Alternative Acquisition or Equity Transaction shall not be a violation of this Section 5.4.

         SECTION 5.5 CERTAIN HEALTH BENEFITS; COBRA. Seller shall be responsible for compliance with the health care continuation coverage requirements of COBRA applicable to employees of Seller. Seller shall be responsible for any associated notice requirements for employees of the Business who are terminated on or prior to the Time of Closing.

         SECTION 5.6 NOVATIONS. Seller agrees to use reasonable efforts to obtain contract novations or consents to assignment, as necessary, for all contracts requiring Novation or Consent to Assignment prior to or as soon as practicable after the Time of Closing.

         SECTION 5.7    POST CLOSING TRANSACTIONS.

         (a) Seller shall remit to Purchaser all collections by it under the Contracts, novated or otherwise, within ten (10) business days after Seller's receipt of such collections.


                                         17.

         (b) Subject to any approvals required by Seller's customers, Seller shall subcontract the rights and obligations of any Contracts not novated to Purchaser on the same terms and conditions provided in such Contracts.

         SECTION 5.8 SALES AND TRANSFER TAXES. Seller agrees to take all actions reasonably requested by Purchaser to minimize any sales, use and other transfer taxes and fees incurred in connection with the assignment, conveyance, transfer and/or delivery of the Assets hereunder.

         SECTION 5.9 TAX RETURNS. Seller shall properly file all returns, statements, reports, forms or other documents (collectively, "Tax Returns") that Seller is required by any applicable law to file with respect to Taxes arising in or related to periods ending on or prior to the Time of Closing or related to transactions or events occurring prior to the Time of Closing and shall pay all such Taxes when due (which amount shall be reimbursed by Purchaser to Seller, other than with respect to federal and state corporate income taxes). With respect to state and local ad valorem taxes on the Assets (whether personal or real, owned or leased) for the current Tax year, Purchaser shall be responsible for the payment of all such Taxes for the period up to and including the Time of Closing as well as for the payment of all such Taxes for the period after the Time of Closing. Any supplemental property Taxes or assessments which arise out of a revaluation of an Asset which revaluation would not have occurred except for the change in ownership of the Asset shall be borne by Purchaser. Any payment of Taxes due from one party to the other pursuant to this Section 5.10 shall be paid at the Time of Closing.

         SECTION 5.10 EMPLOYEE BENEFIT PLANS. Seller may disperse, in accordance with the terms of the applicable employee benefit plan and applicable law, all funds from its employee medical and benefit and other compensatory plans that are due and owing to employees of the Business.

         SECTION 5.11 REPRESENTATIONS OF DISTRIBUTEES. Seller agrees that in the event it should distribute the Shares received, or assign the rights granted, pursuant to Section 3.2 hereof, prior to any such distribution or assignment, any such Distributee shall agree to be bound by the provisions of
Article III and shall make the representations contained in Sections 4.1(w),
(u), (v), and (x).

         SECTION 5.12   INDEMNIFICATION.

         (a) Seller shall indemnify Purchaser from and hold it harmless against any liabilities, damages, costs, and expenses resulting from or arising out of any action brought or levy made as a result of Seller's failure to pay its liabilities owed to creditors, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Purchaser pursuant to this Agreement.


                                         18.

         (b) Purchaser shall indemnify and hold harmless Seller, any affiliate thereof and the directors, officers and employees of Seller or any such affiliate from and against any and all losses arising out of the Assumed Liabilities and the Assets from and after the Closing.


         SECTION 5.13 SALES OF 3D SCOPE SYSTEMS. Purchaser will use its best efforts to sell the 3D Scope Systems constructed primarily from Inventory; provided, however, that Purchaser shall incur no liability to Seller or any Distributee for the failure of Purchaser to sell any such 3D Scope Systems.

                                      ARTICLE VI

                                       CLOSING

         SECTION 6.1 TIME OF CLOSING. The transactions contemplated by this Agreement shall be completed on the first Business day on which the last of the conditions contained in Article VII hereof is fulfilled or waived (the "Time of Closing"), with the expectation that the Closing shall occur on September 19, 1995 at 10:00 A.M., P.S.T., unless otherwise agreed to by Purchaser and Seller. The Closing shall take place at the offices of Brobeck, Phleger & Harrison, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA, or at such other place or date as may be agreed to by Purchaser and Seller. The "Closing" shall mean the deliveries to be made by the parties hereto at the Time of Closing in accordance with this Agreement.

         SECTION 6.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:

              (a) A good and sufficient Bill of Sale and an Assignment and Assumption of Liabilities Agreement for the Assets in the form mutually agreed to by Purchaser and Seller, selling, delivering, transferring, and assigning to Purchaser title to all of Seller's right, title, and interest to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, and restrictions of any nature whatsoever except as otherwise provided herein.

              (b) Good and sufficient assumptions and assignments of the Proprietary Rights and Contracts, which shall be in form and substance reasonably satisfactory to Purchaser and shall include the written consents of all parties necessary in order to transfer all of Seller's rights thereunder to Purchaser.

              (c) An Officers' Certificate executed by the Vice President and Chief Financial Officer of Seller certifying that the conditions specified in subsections (a)-(d) of Section 7.1 have been satisfied.


                                         19.

              (d) An Opinion Letter of Ropes & Gray, counsel for Seller, dated as of the Time of Closing, in the form mutually agreed to by Purchaser and Seller.

         SECTION 6.3 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller:

              (a) The payment of that portion of the Purchase Price set forth in Section 3.2(a) hereof (which payment shall, at Seller's election, be made to the Distributees designated by Seller in a written notice to Purchaser at least five business days prior to the Closing);

              (b) A good and sufficient Bill of Sale and an Assignment and Assumption of Liabilities Agreement in the form mutually agreed to by Purchaser and Seller, covering those liabilities of Seller assumed by Purchaser pursuant to Section 2.1 hereof;

              (c) An Officer's Certificate executed by the President of Purchaser certifying that the conditions specified in subsections (a) - (c) of
Section 7.2 have been satisfied; and

         SECTION 6.4 FURTHER ASSURANCES. At or after the Time of Closing, each party shall prepare, execute, and deliver, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to perfect, confirm, or evidence in Purchaser title to all or any part of the Assets or to consummate, in any other manner, the terms and provisions of this Agreement.

                                     ARTICLE VII

                         CONDITIONS PRECEDENT TO OBLIGATIONS

         SECTION 7.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. Each and every obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction as of or before the Time of Closing of the following conditions (unless waived in writing by Purchaser):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Section 4.1 of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Time of Closing as if such representations and warranties were made as of such date and time.

              (b) PERFORMANCE OF AGREEMENT. All covenants, conditions, and other obligations under this Agreement which are to be performed or complied with by Seller shall have been fully performed and complied with at or prior to the Time of


                                         20.

Closing, including the delivery of the instruments and documents in accordance with Section 6.2 hereof.

              (c) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Assets or Assumed Liabilities.

              (d) ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Time of Closing.

              (e) APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions and other documents delivered or to be delivered to Purchaser under this Agreement shall be reasonably satisfactory to Purchaser and its counsel in all respects.

              (f) MCKINLEY CONSENT AND RELEASE. Purchaser shall have received from McKinley Optics, Inc. ("McKinley") a consent to assignment and a general release of liability under that certain License and Development Agreement by and between McKinley and Seller, as amended to date.

              (g) BULK SALES. All notifications, authorizations, consents and approvals required pursuant to the Bulk Sales laws of any state in which any of the Assets are located shall have been obtained.

              (h) TAX LIEN WAIVERS. Purchaser shall have received from Seller a copy of a waiver of tax lien issued by all applicable state tax authorities.

         SECTION 7.2 CONDITIONS TO OBLIGATIONS OF SELLER. Each and every obligation of Seller to be performed at the Time of Closing shall be subject to the satisfaction as of or before such time of the following conditions (unless waived in writing by Seller):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser set forth in Section 4.2 of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Time of Closing as if such representations and warranties were made as of such date and time.

              (b) PERFORMANCE OF AGREEMENT. All covenants, conditions, and other obligations under this Agreement which are to be performed or complied with by Purchaser shall have been fully performed and complied with at or prior to the Time of Closing, including the delivery of the instruments and documents in accordance with Section 6.3 hereof.


                                         21.

              (c) ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state, or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Time of Closing.

              (d) APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions, and other documents delivered or to be delivered to Seller under this Agreement shall be reasonably satisfactory to Seller and its counsel in all respects.

              (e) PURCHASE PRICE. Purchaser shall have delivered to Seller a certificate or certificates representing the Shares together with a check or wire transfer in the amount of $25,000, as set forth in Section 3.2(a) hereof.

              (f) INSTRUMENT OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITIES AGREEMENT. Purchaser shall have executed and delivered an Instrument of Bill of Sale and an Assignment and Assumption of Liabilities Agreement covering those liabilities of Seller assumed by Purchaser pursuant to
Section 2.1 hereof in the form mutually agreed to by Purchaser and Seller.

              (g) INVESTORS RIGHTS AGREEMENT. Purchaser shall have taken all steps reasonably necessary to permit Seller (or Distributees designated by Seller in a written notice to Purchaser received at least two days prior to Closing) to become a party to the Investors Rights Agreement dated as of July 27, 1995.

                                     ARTICLE VIII

                               MISCELLANEOUS PROVISIONS

         SECTION 8.1 NOTICE. All notices and other communications required or permitted under this Agreement shall be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they designate by notice to all other parties in accordance with this Section 8.1. Any party delivering notice to Seller shall deliver a copy to Ropes & Gray, One International Place, Boston, MA 02110, Attn: Gregory Sheehan, Esq., and any party delivering notice to Purchaser shall deliver a copy to: Brobeck, Phleger & Harrison, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303, Attn: Gari L. Cheever, Esq. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second Business day following the


                                         22.

day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth Business day following such mailing.

         SECTION 8.2 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the documents referred to herein, and the documents executed contemporaneously hereto at the Time of Closing, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to such subject matter.

         SECTION 8.3 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller, its successors and permitted assigns, and Purchaser and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party.

         SECTION 8.4    EXPENSES OF TRANSACTION; TAXES.  Except as set forth in
Section 8.12, each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. Purchaser shall pay all applicable sales, use, excise, transfer, documentary and any other similar taxes arising out of the purchase and sale of the Assets.

         SECTION 8.5 WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

         SECTION 8.6 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 8.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from


                                         23.

this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         SECTION 8.8 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         SECTION 8.9 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder each party shall bear its own costs and expenses.

         SECTION 8.10 COOPERATION AND RECORDS RETENTION. Seller and Purchaser shall (i) each provide the other with such assistance as may reasonably be requested by them in connection with the preparation of any Tax Returns, or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other, with any records or other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Seller and Purchaser shall use reasonable efforts to retain, until the applicable statute of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all tax periods or portions thereof ending before or including the Time of Closing and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same. Purchaser shall keep the original copies of the records at its facilities in California and elsewhere, if applicable, and, at Seller's expense, shall provide copies of the Records to Seller upon Seller's request.

         SECTION 8.11 TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time, but not later than the Time of Closing:

         (a) By mutual consent of the respective Boards of Directors of Purchaser and Seller; or

         (b) By the Board of Directors of Purchaser (i) if, on or after September 29, 1995 any of the conditions provided for in Section 7.1 of this Agreement shall not have been met or shall not have been waived in writing by Purchaser prior to such date or (ii) the Board of Directors of Purchaser determines in the exercise of its reasonable


                                         24.

judgment that the pendency of any lawsuit or the institution or threat of any governmental or administrative action, investigation or inquiry which questions the validity or the legality of the transactions contemplated hereby or which seeks to prevent, restrain, change or obtain damages in respect of such transactions, makes it inadvisable to consummate the transactions contemplated hereby, notwithstanding that such lawsuit, action, investigation or inquiry may be deemed to be without merit; or

         (c) By the Board of Directors of Seller (i) if, on or after September 29, 1995, any of the conditions provided for in Section 7.2 of this Agreement shall not have been met or shall not have been waived in writing by the Seller prior to such date, or (ii) the Board of Directors of Purchaser determines in the exercise of its reasonable judgment that the pendency of any lawsuit or the institution or threat of any governmental or administrative action, investigation or inquiry which questions the validity or the legality of the transactions contemplated hereby or which seeks to prevent, restrain, change or obtain damages in respect of such transactions, makes it inadvisable to consummate the transactions contemplated hereby, notwithstanding that such lawsuit, action, investigation or inquiry may be deemed to be without merit; or

         (d) In the event of termination and abandonment by the Board of Directors of Purchaser or by the Board of Directors of Seller, or both, pursuant to Section 8.11 hereof, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by Purchaser or Seller. If this Agreement is terminated as provided herein:

                     (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                    (ii) No such termination shall effect the obligations under Section 8.12 hereof which shall survive termination of this Agreement; and

                   (iii) All parties hereto shall bear their own costs associated with this Agreement and all transactions described herein and the parties hereto shall have no further obligation or liability to the other parties except as stated in this Section 8.11.

         SECTION 8.12 EXPENSE REIMBURSEMENT; (a) In the event that this Agreement is terminated by Purchaser (so long as Purchaser has not willfully breached any material provision of this Agreement) pursuant to Section 8.11(b)(1) and either (i) prior to such termination, Seller has willfully or knowingly breached any of the representations, warranties or covenants contained in this Agreement or (ii) this Agreement is terminated because of Seller's willful failure to satisfy a condition to


                                         25.

closing reasonably within its control, then Seller shall reimburse Purchaser (by wire transfer or immediately available federal funds to an account designated by Purchaser for such purpose) for all expenses incurred by Purchaser in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

    (b) In the event that this Agreement is terminated by Seller (so long as Seller has not willfully breached any material provision of this Agreement) pursuant to Section 8.11(c)(1) and either (i) prior to such termination, Purchaser has willfully or knowingly breached any of the representations, warranties or covenants contained in this Agreement or (ii) this Agreement is terminated because of Purchaser's willful failure to satisfy a condition to closing reasonably within its control, then Purchaser shall reimburse Seller (by wire transfer or immediately available federal funds to an account designated by Seller for such purpose) for all expenses incurred by Seller in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

         SECTION 8.13 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.


                                         26.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            VISTA MEDICAL TECHNOLOGIES, INC.
                                            a California corporation


                                            By:   /s/ John Lyon
                                                  ----------------------------

                                            Name:  John Lyon
                                                   ---------------------------
                                            Title: President
                                                   ---------------------------


                             Address:       2752 Loker Avenue West
                                            Carlsbad, CA  92008



                                            AMERICAN SURGICAL TECHNOLOGIES
                                            CORPORATION
                                            a Delaware corporation


                                            By:  /s/ Richard D. Fitzpatrick
                                                 ----------------------------

                                            Name: Richard D. Fitzpatrick
                                                  ---------------------------
                                            Title: CFO
                                                  ---------------------------


                             Address:       300 Billerica Road
                                            Chelmsford, MA  01824


                                         27.

                                   Schedule 1.1(a)

                                   RELATED PROPERTY


AST NONINVENTORY ITEMS
as of July 10, 1995

TEST EQUIPMENT

Linseis LPD 1211    12 Channel Chart Recorder
SONY UP 5200MD      Video Color Printer
Panasonic           WJ-300C                      Video DA (4 of them)
Biotek              170                          Digital Safety Analyzer
Tektronix           J16                          Digital Photometer
Intravision         8430 Light Source
Fiberoptic Tech     DLV-150 Light Source
Philips             PM5515                       Color TV Pattern Generator
Branson             8200                         Ultrasonic Cleaner
Dayton              9K628                        Vacuum Pump
Tektronix           2246A                        Oscilloscope
                    600 Mbyte                    Hard Drive with documentation
Rabbit                                           Light Table
Houston Instruments DMP-60 DL                    Plotter
Elgar               3001                         Power Source

MISCELLANEOUS FIXTURES

1   Rolling Shelf Cart
9   Gray Shelving Units
1   5 Drawer Drafting File (full of documentation)
1   Lap Trainer
1   9 port Lap Trainer
4   "Calzone" shipping trunks
14  Plastic Foam Lined Trunks
1   Rolling "Arthro" Cart
2   Stationary "Arthro" Cart
3D  Scope Marketing Panels
Documentation boxes

                                   Schedule 1.1(b)

                                      INVENTORY

AST Inventory Items
July 10, 1995

CAMERA SYSTEMS

We catalogued all of the primary subassemblies and assessed their readiness for release. Our assessments of the state of the subassemblies is based strictly on the test sheets and AST reports that we found. We did no evaluation of our own. We then matched the subassemblies and came up with a tally of the integrated systems. The list from this process is included here.

We rated the combined systems as follows:

-   Level A (qty. 6 units) just need to be tested.
-   Level B (qty. 5 units) are only in need of final test and alignment.
- Level C (qty. 8 units) have a stated problem that we should either be able to live with or optimize out of the systems with a little work and some testing.
- Level D (qty. 3 units) parts need an undetermined amount of labor to debug, update and test.

A safe conservative estimate for salable units is 11. With added labor, we should be able to make 19. With undetermined labor, 22 units total could be salvaged.

A chart of the systems inventory is included herein.

MONITORS AND 3D BEZELS

There were 11 or 12 20" monitors with bezels. There were also 41 17" monitors with bezels. These tallies were based on matched sets of the monitors and bezels. There were also several orphan bezels and monitors.

EYEWEAR

We found about 140 pairs of the preferred eyewear used to view the 3D monitors. There were approximately 1200 of the low cost plastic glasses.

SYSTEM CARTS

There were no complete cart systems needed to install the systems found at the site.

                                          ASTINV.WK4

------------------------------------------------------------------------------------------------------------------------------------
UNIT      BY LAST                    ICU                              SPU                          SCOPE
------------------------------------------------------------------------------------------------------------------------------------
     QUALITY LEVEL  S/N      LIS REPARABLE  PROBLEM        S/N    LIS REPARABLE  PROBLEM  S/N     LIS REPARABLE  PROBLEM
------------------------------------------------------------------------------------------------------------------------------------
1    A              1043                                   1042 x                         1069 x
------------------------------------------------------------------------------------------------------------------------------------
2    A              1044 x                                 1041 x                         1060 x
------------------------------------------------------------------------------------------------------------------------------------
3    A              1039 x                                 1040 x                         1058 x
------------------------------------------------------------------------------------------------------------------------------------
4    A              1037 x                                 1036 x                         1036 x
------------------------------------------------------------------------------------------------------------------------------------
5    A              1036                                   1034 x                         1017 x
------------------------------------------------------------------------------------------------------------------------------------
6    A              1035 x                                 1028 x                         1014 x
------------------------------------------------------------------------------------------------------------------------------------
7    B              1033 x                                 1024 x                         1038 x test
------------------------------------------------------------------------------------------------------------------------------------
8    B              1032 x                                 1023 x                         1065 x test
------------------------------------------------------------------------------------------------------------------------------------
9    B              1031 x                                 1022 x                         1043 x test
------------------------------------------------------------------------------------------------------------------------------------
10   B              1030 x                                 1015 x                         1042 x test
------------------------------------------------------------------------------------------------------------------------------------
11   B              1027 x                                 1014 x                         1041 x test
------------------------------------------------------------------------------------------------------------------------------------
12   C              1017 x                                 1013 x                         1059 x replace FOA
------------------------------------------------------------------------------------------------------------------------------------
13   C              1013 x                                 1010 x                         1047 x replace FOA
------------------------------------------------------------------------------------------------------------------------------------
14   C              1005 x                                 1006 x                         1031 x replace FOA
------------------------------------------------------------------------------------------------------------------------------------
15   C              1004 x                                 1008 x                         1019 x replace FOA
------------------------------------------------------------------------------------------------------------------------------------
16   C              1003 x                                 1001 x                         1016 x replace FOA
------------------------------------------------------------------------------------------------------------------------------------
17   C              1002 x                                 1046 x test                    1001 x replace FOA
------------------------------------------------------------------------------------------------------------------------------------
18   C              1042 x test                            1037 x test                    1070 x replace CCD's
------------------------------------------------------------------------------------------------------------------------------------
19   C              1025 x test                            1021 x test                    1003 x add lens 12/13
------------------------------------------------------------------------------------------------------------------------------------
20   D              1014 x Add L/S, CCU                    1018 x test                    1058 x                  Missing lens old
                                                                                                                  CCD
------------------------------------------------------------------------------------------------------------------------------------
21   D              1021 x Add L/S                         1009 x Inst PS                 1054 x                  Damaged
------------------------------------------------------------------------------------------------------------------------------------
22   D                2                 Proto              1047 x Inst FG. Sync           1050 x                  Damaged
------------------------------------------------------------------------------------------------------------------------------------
23   ?                1                 Proto              1044 x Inst FG                 30R
------------------------------------------------------------------------------------------------------------------------------------
24   ?              1018 x              noisy Low Chroma   1025 x Inst FG                 80F  x
------------------------------------------------------------------------------------------------------------------------------------
25   No Scope       1008                noisy              1048 x               Stripped
------------------------------------------------------------------------------------------------------------------------------------
26   No Scope       1022 x              noisy              1027 x               Stripped
------------------------------------------------------------------------------------------------------------------------------------
27   No Scope       1023                Needs Eval         1002 x               Old
------------------------------------------------------------------------------------------------------------------------------------
28   No Scope       1001                Needs Eval         1035 x               Damaged
------------------------------------------------------------------------------------------------------------------------------------
     Extra Parts
     for above:     10 base cams, 12 L/B, 6CCU's           6 FG's, 1PS                    3-6 CCD subs, 6 FOA's 4 lens 12/13's 7
                                                                                          cables


AST Inventory at Liebmann Optical Co.

As of July 25, 95

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    P/N            Qty             Unit Price         % of           Cost to
                                   Completed          completion      complete
--------------------------------------------------------------------------------
0086          280                 @$95.--             60%            @$38.--
--------------------------------------------------------------------------------
0087          365                 @$262.--            50%            @$131.--
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   Schedule 1.1(c)

                                      CONTRACTS

-   License and Development Agreement dated as of December 18, 1991 among Harry
    R. McKinley, McKinley Optics, Inc. and American Surgical Technologies Corporation, as amended.

- International Distribution Agreement date as of September 20, 1994 between American Surgical Technologies Corporation and AMCO, Inc., a Japanese corporation.

- Non-Competition, non-Disclosure and Patent and Inventions Assignment Agreement dated as of December 18, 1991 among Harry R. McKinley, McKinley Optics, Inc. and American Surgical Technologies Corporation.

                                   Schedule 1.1(d)

                                       PERMITS

-   FDA 510(k) Approval of 3D Scope

- Compliance by (i) Image Controller, Model 3010 (ii) Signal Processor, Model 3020 (iii) Display, Model 3040 and (iv) Isolation Transformer, Model 3050 with UL 544

-   CSA (Canadian Approval)


                                         30.

                                   Schedule 1.1(e)

                                  PROPRIETARY RIGHTS



    -    3D Scope-Registered Trademark-
    -    Stereolaparascope-TM-
    -    American Surgical Technology Corporation-TM-

                                   Schedule 1.1(j)

                                     OTHER ASSETS



    -    FDA 510(k) Approval
    -    CSA (Canadian Approval)
    -    UL 544 Approval

                                     Schedule 1.2

                                   EXCLUDED ASSETS

All office furniture, office equipment, computers, cash, cash equivalents, accounts receivable and the Tektronix Agreement.

                                   Schedule 4.1(d)

                                       RETURNS


                                        None.

                                   Schedule 4.1(k)

                           NON-PROPRIETARY RIGHTS OF SELLER

                                        None.

                                   Schedule 4.1(m)

                                        LIENS

Claim under Minolta lease for $3,000.

                                   Schedule 4.1(n)

                                      LITIGATION

Harry McKinley has demanded $32,500 in design fees.

                                   Schedule 4.1(q)

                                 CUSTOMERS OF SELLER

                      AMERICAN SURGICAL TECHNOLOGIES CORPORATION
                                     SYSTEM SALES


-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
       CUSTOMER              P.O. DATE   INVOICE DATE            DESCRIPTION                       SALE PRICE          CLASS
-------------------------------------------------------------------------------------------------------------------------------
Madison Community Hospital   1/27/93     3/8/93         One System w/two 17" displays                 $69,260     Hospital
-------------------------------------------------------------------------------------------------------------------------------
Baptist Hospital of Miami    9/29/93     10/22/93       Three Systems w/one 17" display per           100,000     Hospital
                                                         system
-------------------------------------------------------------------------------------------------------------------------------
Sigmacon, LTD.               3/1/94      3/25/94        One System w/two 20" displays, one             74,172     Distributor
                                                        remote system & video equip.
-------------------------------------------------------------------------------------------------------------------------------
Medwin Co. LTD               5/31/94     6/2/94         One system w/two 17" displays                  33,075     Distributor
-------------------------------------------------------------------------------------------------------------------------------
AAMCO                        5/11/94     5/19/94        Two Systems w/two 17" displays per             75,408     Distributor
                                                        system
-------------------------------------------------------------------------------------------------------------------------------
China N. Industries Beijing  5/30/94     6/6/94         One system w/two 17" displays                  35,663     Distributor
-------------------------------------------------------------------------------------------------------------------------------
Kaiser Foundation Hospitals  7/26/94     9/1/94         One system w/two 20" displays                  44,400     Hospital
-------------------------------------------------------------------------------------------------------------------------------
AAMCO                        9/27/94     10/21/94       One system w/two 20" displays                  41,786     Distributor
-------------------------------------------------------------------------------------------------------------------------------
Medwin Co. LTD               10/29/94    11/29/94       One system w/no display                        26,325     Distributor
-------------------------------------------------------------------------------------------------------------------------------
St. Lukes Roosevelt          12/19/94    1/13/95        Two systems w/two 20" displays per            102,440     Hospital
                                                        system
-------------------------------------------------------------------------------------------------------------------------------
SRI International            1/6/95      1/10/95        One signal processor                           12,625     Distributor
-------------------------------------------------------------------------------------------------------------------------------
AAMCO                        1/17/95     1/25/95        One 2D camera w/one 35mm coupler &              5,003     Distributor
                                                        one 28mm coupler
-------------------------------------------------------------------------------------------------------------------------------
Medical Data International   2/1/95      2/6/95         One system with one 17" display, one           26,400     Distributor
                                                        signal processor, one image controller
                                                        and 12mm stereo-Laparscope
-------------------------------------------------------------------------------------------------------------------------------
SRI International            3/6/95      3/6/95         Two frame grabber boards, one sync              2,043     Distributor
                                                        board and one video graphic cable
-------------------------------------------------------------------------------------------------------------------------------
Reveo                        2/23/95     2/23/95        One image controller, one 12mm                 12,000     Distributor
                                                        3DSCOPE, one fiber light guide and
                                                        stereoEyewear
-------------------------------------------------------------------------------------------------------------------------------
                                                        Total Sales                                  $660,600
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
